FIRST NATIONAL COMMUNITY BANCORP, INC.

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

MAY 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST NATIONAL COMMUNITY BANCORP, INC.

The undersigned hereby appoints Frank Caputo, Paul Latzanich and William Sharkey, and each or any of them, proxies of the undersigned with full power of substitution to vote all of the shares of First National Community Bancorp, Inc. that the undersigned may be entitled to vote at First National Community Bancorp, Inc.’s Annual Meeting of Shareholders, to be held at the company’s Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on Wednesday, May 17, 2006, at 9:00 a.m., prevailing time, and at any adjournment or postponement of the meeting as follows:

1.	ELECTION OF DIRECTORS: To elect four Class B Directors to serve for a three year term and until their successors are elected and qualified.

NOMINEES:

Michael G. Cestone

Michael T. Conahan

J. David Lombardi

John R. Thomas

                           FOR all nominees (except as indicated to the contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

________________________________________________________________

_________AGAINST all nominees

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

2.

RATIFICATION OF AUDITORS: To ratify the Audit Committee’s selection of Demetrius & Company, L.L.C., Certified Public Accountants of Wayne, New Jersey as the auditors of the company for the year ending December 31, 2006.

_________ FOR

_________ AGAINST

_________ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

3.	In their discretion, the proxies are authorized to vote upon such other business properly presented at the annual meeting and any adjournment or other postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Dated: ______________________2006

Signed: _________________________

__________________________

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO REGISTRAR AND TRANSFER COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

I (We) do _____ do not _____ expect to attend the annual meeting.

PROXY VOTING INSTRUCTIONS

Stockholders of record have four ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet; or
4.	By voting in person at the meeting.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 17, 2006. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 17, 2006: _______________________	Anytime prior to 3 a.m., May 17,2006 go to https://www.proxyvotenow.com/fncb

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

FIRST NATIONAL COMMUNITY BANCORP, INC.

102 East Drinker Street

Dunmore, Pennsylvania 18512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the 2006 Annual Meeting of Shareholders of First National Community Bancorp, Inc. will be held at the company’s Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on Wednesday, May 17, 2006 at 9:00 a.m., prevailing time, to consider and vote upon the following matters:

1.	To elect four Class B Directors to serve for a three-year term and until their successors are elected and qualified;

2.	To ratify the Audit Committee’s selection of Demetrius & Company, L.L.C., Certified Public Accountants of Wayne, New Jersey, as the auditors of the company for the year ending December 31, 2006;

3.	To transact any other business properly presented at the annual meeting and any adjournment or postponement of the meeting.

The Board of Directors fixed March 31, 2006, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Please refer to the attached proxy statement and the 2005 Annual Report to Shareholders. You may obtain a copy of the annual report to shareholders on Form 10-K including the financial statements and exhibits for the 2005 fiscal year at no cost by contacting William S. Lance, Treasurer, 102 East Drinker Street, Dunmore, Pennsylvania 18512. Copies of the company's first quarter 2006 financial information, as required to be filed on Form 10-Q, will also be available at no cost from William S. Lance on or after May 10, 2006.

PLEASE MARK, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

J. David Lombardi, President and Chief Executive Officer

Dunmore, Pennsylvania

April 14, 2006

FIRST NATIONAL COMMUNITY BANCORP, INC.

102 EAST DRINKER STREET

DUNMORE, PENNSYLVANIA 18512

OTC BB TRADING SYMBOL: FNCB

PROXY STATEMENT

FOR THE

2006 ANNUAL MEETING OF SHAREHOLDERS

Mailed to Shareholders on or about April 14, 2006

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q:	WHO IS ENTITLED TO VOTE?

A:	Shareholders as of March 31, 2006 (the record date). Each share of common stock is entitled to one vote.

Q:	HOW DO I VOTE?

A:

There are four methods. You may vote by completing and mailing your proxy or by attending the annual meeting and voting in person. (See page 2 of the proxy statement for more details). Electronic voting and telephone voting are also available. (See instructions on the proxy card).

Q:	HOW DOES DISCRETIONARY AUTHORITY APPLY?

A:

If you sign your proxy but do not make any selections, you give authority to Frank Caputo, Paul Latzanich and William Sharkey as proxy holders to vote on the proposal and any other matters that may arise at the meeting.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Yes. Only the Judge of Election, the proxy holders and the transfer agent will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.

Q:	WHO WILL COUNT THE VOTES?

A:	Leonard A. Verrastro will tabulate the votes and act as Judge of Election.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

A:	Your shares are probably registered differently or are in more than one account. Vote all proxies to ensure that all your shares are voted.

I

Q:	WHAT CONSTITUTES A QUORUM?

A:

As of March 31, 2006, 12,243,911 shares of common stock were issued and outstanding. The presence of a quorum, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the annual meeting. If you vote by proxy or in person, you will be considered part of the quorum.

Q:	WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A:	Approximately 27% of our common stock as of March 31, 2006. (See page 5 of the proxy statement for more details).

Q:	WHAT ARE THE SOLICITATION EXPENSES?

A:

First National Community Bancorp, Inc. has retained Registrar and Transfer Company of Cranford, New Jersey as its transfer agent. In its capacity as transfer agent, Registrar and Transfer Company will assist in the distribution of proxy materials and solicitation of votes for a processing fee of $500 plus out-of-pocket expenses.

Q:	WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

A:	Louis A. DeNaples, as of March 31, 2006

Dominick L. DeNaples, as of March 31, 2006

(See page 4 of the proxy statement for more details).

Q:	WHEN ARE THE 2007 SHAREHOLDER PROPOSALS DUE?

A:

As a shareholder, you must submit your proposal in writing by December 20, 2006, to Michael J. Cestone, Jr., Secretary, First National Community Bancorp, Inc. at 102 East Drinker Street, Dunmore, PA 18512. (See page 6 with regard to director nomination procedures and page 10 for other shareholder proposals.)

II

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

FIRST NATIONAL COMMUNITY BANCORP, INC.

TO BE HELD ON MAY 17, 2006

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

This proxy statement is being furnished for the solicitation by the Board of Directors of First National Community Bancorp, Inc., a Pennsylvania business corporation and registered financial holding company, of proxies to be voted at the company’s Annual Meeting of Shareholders. The annual meeting will be held at the company’s Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643 on Wednesday, May 17, 2006, at 9:00 a.m., prevailing time. All inquiries regarding the annual meeting should be directed to William S. Lance, Treasurer. This proxy statement and the enclosed form of proxy are first being sent to shareholders of the company on or about April 14, 2006.

Purpose of the Annual Meeting

At the annual meeting, shareholders will be requested:

•	to elect four Class B Directors to serve for a three-year term and until their successors are duly elected and qualified;

•	to ratify the selection of Demetrius & Company, L.L.C., Certified Public Accountants of Wayne, New Jersey, as the auditors of the company for the year ending December 31, 2006;

•	to transact any other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

We have not authorized anyone to provide you with information about the company; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at First National Community Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Record Date, Quorum, Voting Rights

The company’s Board of Directors fixed March 31, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. On the record date, the company had 12,243,911 outstanding shares of common stock, par value $1.25 per share, the only authorized class of stock, which was held by approximately 1,400 shareholders.

Under Pennsylvania law and the company’s by-laws, the presence of a quorum, in person or by proxy, is required for each matter to be acted upon at the annual meeting. The presence of a quorum, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the annual meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock held in his or her name in the company’s books as of the record date. Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes will be elected.

Solicitation of Proxies and Voting

The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the company sends to its shareholders in connection with the annual meeting, will be paid by the company. In addition to solicitation by Registrar and Transfer Company, the directors, officers and employees of the company and First National Community Bank may solicit proxies from shareholders personally or by telephone, facsimile or other electronic means without additional compensation. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the common stock held of record by these persons, and upon their request, the company will reimburse them for their reasonable forwarding expenses.

You can vote your shares by completing and returning a written proxy card. You may also vote your shares using the Internet.To do so, access www.proxyvotenow.com/fncb and follow the on screen instructions. Have your control number from your proxy card available when you access the web page. Telephone voting is also available, toll free, by calling 1-866-776-5650 from a touch tone phone.

You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card or by voting over the telephone or over the Internet will not affect your right to attend the meeting and vote. The method by which you vote will in no way limit your right to vote in person at the annual meeting, after giving notice to Michael J. Cestone, Jr., Secretary of the company.

If your shares are registered directly in your name with First National Community Bancorp, Inc.’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the company. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holder, to cast your vote electronically or to vote in person at the meeting. The company has enclosed a proxy card for your use.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Shares represented by a properly executed proxy, unless subsequently revoked, will be voted at the annual meeting in accordance with the instructions made by the shareholders. If a proxy is signed, executed and returned without indicating any voting instructions, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors.

Revocation of Proxies

A shareholder of the company who returns a proxy may revoke the proxy prior to the time it is voted in any one of the following ways:

•	by giving written notice of revocation to Michael J. Cestone, Jr., Secretary of First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491; or

•	by executing a later-dated proxy and giving written notice to the Secretary of the company; or

•	by voting in person after giving written notice to the Secretary of the company.

Attendance by a shareholder at the annual meeting will not itself constitute a revocation of the proxy.

You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please contact William S. Lance, Treasurer at (570) 346-7667.

PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK

Principal Owners

The following table sets forth, as of March 31, 2006, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the company’s outstanding common stock, the number of shares beneficially owned by such person and the percentage of the company’s outstanding common stock so owned. The footnote to the following table is set forth on page 5 under the section entitled “Beneficial Ownership by Directors, Principal Officers and Nominees.”

Name and Address	Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Beneficially Owned
Louis A. DeNaples 400 Mill Street Dunmore, PA 18512	1,217,615	9.70%
Dominick L. DeNaples 400 Mill Street Dunmore, PA 18512	1,026,035	8.17%

(1)

All shares are owned individually or jointly with a spouse unless otherwise indicated. For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Principal Officers and Nominees” on page 5.

Beneficial Ownership by Directors, Principal Officers and Nominees

The following table sets forth, as of March 31, 2006 the amount and percentage of the company’s common stock beneficially owned by each director, each nominee for director and all principal officers, directors and nominees of the company as a group. This information has been furnished by the reporting persons.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Michael G. Cestone	60,122	(3)	.48%
Michael J. Cestone, Jr.	165,459	(4)	1.32%
Joseph Coccia	123,224	(5)	.98%
William P. Conaboy	10,252	(6)	.08%
Michael T. Conahan	34,693	(7)	.28%
Dominick L. DeNaples	1,026,035	(8)	8.17%
Louis A. DeNaples	1,217,615	(9)	9.70%
Joseph J. Gentile	392,493	(10)	3.13%
Joseph O. Haggerty	26,413.21%
J. David Lombardi	125,559	(11)	1.00%
John P. Moses	50,049.40%
John R. Thomas	146,019	(12)	1.16%
All Directors and Principal Officers as a Group (13 persons)	3,403,817		27.11%

As used throughout the proxy statement, the term “Principal Officers” refers to the company’s Executive Officers including the President and Treasurer.

(1)

The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities that the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 31, 2006 through the exercise of stock options. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, all shares are beneficially owned by the reporting person individually or jointly with his spouse. All numbers here have been rounded to the nearest whole number.

(2)	Percentages assume that all options exercisable within sixty (60) days of March 31, 2006 have been exercised. Therefore, on a pro forma basis, 12,554,331 shares would be outstanding.

(3)	Includes 11,246 shares held in street name and 2,409 shares held jointly with his children.

(4)	Includes 94,890 shares held in street name and 35,596 shares held individually by his spouse.

(5)	Includes 7,260 shares held in street name.

(6)	Includes 7,453 shares held in street name.

(7)	Includes 19,144 shares held in street name.

(8)	Includes 123,757 shares held jointly with his children and 1,210 shares registered to DeNaples Equipment.

(9)	Includes 65,436 shares held jointly with his children, 10,786 shares held individually by his spouse and 1,210 shares registered to DeNaples Equipment.

(10)	Includes 97,277 shares held individually by his spouse and 11,969 shares held in street name.

(11)	Includes 87,118 shares held in street name, 38,060 exercisable stock options and 378 shares held individually by a child in his residence.

(12)	Includes 72,111 shares held in street name and 15,875 shares held individually by his spouse.

PROPOSAL 1:

ELECTION OF DIRECTORS

In accordance with Sections 9.2 and 9.3 of the company’s by-laws, the company has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. The company’s Board of Directors is classified into three classes – Class A, Class B, and Class C. Thus, at each annual meeting of shareholders, successors to the class of directors whose term then expires are elected to hold office for a term of three years. Therefore, the term of office of one class of directors expires in each year. The Board of Directors is authorized to increase the number of directors that constitutes the whole Board of Directors provided that the total number of directors in each class remains relatively proportionate to the others.

Unless otherwise instructed, the proxy holder will vote the proxies received for the election of the four nominees for Class B Director named below. If any nominee should become unavailable to serve for any reason, proxies will be voted in favor of a substitute nominee as designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy on the Board of Directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority of the remaining members of the Board of Directors and each person so appointed will be a director until the expiration of the term of office of the class to which he or she was appointed. Election of a director requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting.

Cumulative voting rights do not exist with respect to the election of directors. Except as may otherwise be provided by statute or by the Articles of Incorporation, at every shareholders meeting, each shareholder entitled to vote has the right to one vote for each common share owned on the record date fixed for the meeting. For example, if a shareholder owns 100 shares of common stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected.

Nomination of Directors

Pursuant to Section 9.1 of the company’s by-laws, nominations for election to the Board of Directors may be made by the Board of Directors or any shareholder entitled to vote for the election of directors. Any shareholder who intends to nominate a candidate for election to the Board of Directors (other than a candidate proposed by the company’s then existing Board of Directors) must notify the company’s Secretary in writing not less than 60 days prior to the date of any shareholder meeting called for the election of directors. The notification must contain the following information to the extent known by the notifying shareholder:

a)	the name and address of each proposed nominee;

b)	the age of each proposed nominee;

c)	the principal occupation of each proposed nominee;

d)	the number of shares of the company’s common stock owned by each proposed nominee;

e)	the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee;

f)	the name and residential address of the notifying shareholder; and

g)	the number of shares of the company’s common stock owned by the notifying shareholder.

In compliance with the company’s by-laws, shareholders wishing to nominate a candidate for election to the Board of Directors, must notify the Secretary in writing not less than 60 days prior to the date of the meeting. Shareholders must deliver any proposals or nominations in writing to the Secretary of First National Community Bancorp, Inc. at its principal executive office, 102 E. Drinker Street, Dunmore, Pennsylvania 18512. See page 6 for more information about nominations to the Board of Directors.

Any nomination for director not made in accordance with Section 9.1 will be disregarded by the presiding officer of the annual meeting, and votes cast for each such nominee will be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with Section 9.1, the nomination will be honored and all votes cast for the nominee will be counted.

You may obtain a copy of the full text of the by-law provision relating to nomination of directors by writing to Michael J. Cestone, Jr. Secretary, at 102 East Drinker St., Dunmore, PA 18512. A copy of our by-laws were filed with the Securities and Exchange Commission as exhibit 3.2 to the company’s December 31, 2005 Annual Report on Form 10-K, filed March 15, 2006.

Information As To Nominees and Directors

The following table contains, as of March 31, 2006, certain information with respect to the nominees and the directors whose terms of office expire in 2006, 2007 and 2008 respectively. You will find information about their share ownership on page 5.

Name	Age as of March 31, 2006	Principal Occupation For Past Five Years	Director Since Company/Bank

CLASS B DIRECTORS WHOSE TERM EXPIRES IN 2006 AND NOMINEES FOR CLASS B DIRECTORS WHOSE TERM WILL EXPIRE IN 2009
Michael G. Cestone (2)	43	President, S.G. Mastriani Company (General Contractor)	1998/1988

Michael T. Conahan	53	President Judge, Luzerne County Court of Common Pleas	2003/2003

J. David Lombardi	57	President and Chief Executive Officer of the Company since 1998 and of the Bank since 1988	1998/1986

John R. Thomas	88	Retired Executive Former Chairman of the Board Wesel Manufacturing Company	1998/1967

Name	Age as of March 31, 2006	Principal Occupation For Past Five Years	Director Since Company/Bank

CLASS C DIRECTORS WHOSE TERM EXPIRES IN 2007

Joseph Coccia	51	President, Coccia Ford, Inc; President, Coccia Lincoln Mercury, Inc.	1998/1998

William P. Conaboy	47	Vice President, General Counsel, Allied Services	1998/1998

Dominick L. DeNaples (1)	68	President, Rail Realty Corp.; Vice President, DeNaples Auto Parts Inc.; Vice President, Keystone Landfill, Inc.	1998/1987

John P. Moses	59	CEO, ALSAC/St. Jude Children’s Research Hospital. Previously, Partner, Moses & Gelso, L.L.P. (Attorneys at Law)	1999/1999

Name	Age as of March 31, 2006	Principal Occupation For Past Five Years	Director Since Company/Bank

CLASS A DIRECTORS WHOSE TERM WILL EXPIRE IN 2008

Michael J. Cestone, Jr. (2)	74	President, M.R. Company (Real Estate Corporation); CEO, S.G. Mastriani Co.; Secretary of the Board of the Bank since 1971	1998/1969

Louis A. DeNaples (1)	65	President, DeNaples Auto Parts, Inc.; President, Keystone Landfill Inc.; Vice President Rail Realty Corp; Chairman of the Board of the Company since 1998	1998/1972

Joseph J. Gentile	75	President, Dunmore Oil Co., Inc	1998/1989

Joseph O. Haggerty	66	Retired Superintendent Dunmore School District	1998/1987

(1)	Messrs. Louis A. DeNaples and Dominick L. DeNaples are brothers.
(2)	Michael G. Cestone is the son of Michael J. Cestone, Jr.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of NASDAQ, and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has twelve (12) members. Under the SEC and NASDAQ standards for independence, Joseph Coccia, William P. Conaboy, Michael T. Conahan, Dominick L. DeNaples, Louis A. DeNaples, Joseph J. Gentile, Joseph O. Haggerty, and John P. Moses, meet the standards for independence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee.

CODE OF ETHICS

In 2003, as required by law and regulation, we adopted our Code of Ethics to be applicable to our senior financial officers. The Code of Ethics is posted on our website at www.fncb.com. We filed a copy of the Code of Ethics with the Securities and Exchange Commission as exhibit 14 to the company’s December 31, 2005 Annual Report on Form 10-K, filed March 15, 2006.

Shareholder Communications

Any shareholder who wishes to communicate with the Board of Directors may send correspondence to Michael J. Cestone, Jr., Secretary, at 102 East Drinker St., Dunmore, PA 18512, or by sending an electronic message to www.fncb.com. Mr. Cestone will submit your correspondence to the Board of Directors or the appropriate committee as applicable.

Submission of Shareholder Proposals

In order for a shareholder proposal to be considered for inclusion in First National Community Bancorp, Inc.’s proxy statement for next year’s annual meeting, the written proposal must be received by the company no later than December 20, 2006. Any proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the company after December 20, 2006, it is considered untimely; and, although the proposal may be considered at the annual meeting, the company is not obligated to include it in the 2007 proxy statement.

The Boards Of Directors

During 2005, the company’s Board of Directors held five meetings. Each of the directors attended at least 75% of the meetings of the company’s Board of Directors and the committees on which they served except Michael J. Cestone, Jr., Joseph Coccia, William P. Conaboy and John R. Thomas. All of our directors attended the 2005 Annual Meeting of Shareholders except Joseph Coccia and John R. Thomas and we expect that they will all attend this year’s meeting.

The company’s directors generally function as a full board, except that the company maintains an Audit Committee and a Stock Option Administration Committee. In lieu of a nominating committee, the full board nominates the slate for the election of the Board of Directors. In lieu of a compensation committee, the full board appoints and sets compensation of officers and directors.

Members of the Stock Option Administration Committee, during 2005, were Louis A. DeNaples, Chairman, Joseph Coccia, William P. Conaboy, Michael T. Conahan, Dominick L. DeNaples, Joseph J. Gentile, Joseph O. Haggerty and John P. Moses. The principal duties of the Committee are to make recommendations regarding the issuance of stock options granted under the 2000 Employee Stock Incentive Plan and the 2000 Independent Directors Stock Option Plan. The Committee has the authority and discretion to interpret the Plans; to establish, amend and rescind any rules and regulations relating to the Plans; and to determine what, to whom, when and under what facts and circumstances awards should be made. The Committee met once during 2005.

During 2005, First National Community Bank’s Board of Directors held twenty-five meetings. Each of the directors attended at least 75% of the meetings of the bank’s Board of Directors with the exception of Michael J. Cestone, Jr., Joseph O. Haggerty and John R. Thomas.

The bank maintains a Senior Loan Committee to meet on alternating weeks as deemed necessary. Membership on this committee consists of the bank’s Chairman, President and Chief Executive Officer, Commercial Sales Division Manager and Retail Sales Division Manager who are permanent members. Other members of the Board of Directors are appointed on a rotating basis, with a new director appointed monthly. In 2005, this committee held five meetings. Each appointed director was present for more than 75% of the meetings for which they were scheduled.

Compensation of Directors

Directors received no remuneration for attendance at the company’s board meetings. Members of the bank’s Board of Directors receive an annual retainer of $24,000, payable at a rate of $2,000 per month, for each month or portion thereof that the director serves. The aggregate amount of fees paid in 2005 was $288,000. In 2005, Michael J. Cestone, Jr. and John R. Thomas were compensated $14,000, in the aggregate, for special services (respectively Secretary and Investment Advisor) rendered to the bank. All bank directors also received a bonus of $20,000 in 2005. Members of the bank’s Senior Loan Committee do not receive a fee for attendance at Senior Loan Committee meetings. Members of the Audit Committee of both the company and the bank do not receive remuneration for attending Audit Committee meetings. Member of the Stock Option Administration Committee do not receive remuneration for serving on the Stock Option Administration Committee.

Audit Committee

Information about the Company’s Audit Committee and its Charter

Members of the Audit Committee, during 2005, were Louis A. DeNaples, Chairman, Joseph Coccia, William P. Conaboy, Michael T. Conahan, Dominick L.

DeNaples, Joseph J. Gentile, Joseph O. Haggerty, and John P. Moses. Each member of the Audit Committee is independent, as that term is defined by the SEC and in the NASDAQ listing standards relating to audit committees. The Audit Committee met four times during 2005. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending, annually, to the Board of Directors the engagement of an independent certified public accountant. The company has determined that we have no “audit committee financial expert” as strictly defined under applicable SEC and NASDAQ rules, because none of the committee members are experienced in preparing, auditing, analyzing or evaluating financial statements which include a level of complexity comparable to the registrant, nor do they have experience actively supervising persons who do have such experience. However, the Board of Directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. Further, the committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Report of the Audit Committee

March 15, 2006

To the Shareholders of First National Community Bancorp, Inc.:

We have reviewed and discussed with management the company’s audited financial statements as of and for the year ended December 31, 2005.

We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors as required by Independence Standard No.1, Independence Discussion with Audit Committee, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and filed with the Securities and Exchange Commission.

The Audit Committee appointed Demetrius & Company, LLC as the independent auditors for the company after reviewing the firm’s performance and independence from management. This report of the Audit Committee shall not be deemed to be “soliciting material” or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee

Louis A. DeNaples, Chairman	Dominick L. DeNaples

Joseph Coccia	Joseph J. Gentile

William P. Conaboy	Joseph O. Haggerty

Michael T. Conahan	John P. Moses

EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for services in all capacities to the company and the bank for the fiscal years ended December 31, 2005, 2004, and 2003 of those persons who were, at December 31, 2005,

•	the Chief Executive Officer; and

•	the four other most highly compensated executive officers of the company, to the extent such persons’ total annual salary and bonus exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)	Securities Underlying Option/ SARs (#)(3)	LTIP Payouts ($)	All Other Compensation ($)(4)
J. David Lombardi President and Chief Executive Officer of the Company and the Bank	2005 2004 2003	$280,962 200,000 200,000	$380,000 365,000 350,000	- - -	- - -	2,750 2,310 6,600	- - -	$52,680 50,562 50,928
Thomas P. Tulaney, Executive Vice President of the Bank	2005 2004 2003	137,202 113,000 106,475	112,500 112,500 90,000	- - -	- - -	1,870 1,540 4,400	- - -	21,180 19,062 19,067
Gerard A. Champi, Executive Vice President Of the Bank	2005 2004 2003	137,202 113,000 102,408	112,500 112,500 90,000	- - -	- - -	1,870 1,540 4,400	- - -	21,180 19,062 18,650
William S. Lance, Treasurer of the Company and First Senior Vice President of the Bank	2005 2004 2003	98,731 87,250 81,538	45,000 45,000 38,000	- - -	- - -	1,870 1,540 4,400	- - -	14,157 12,246 16,608
Stephen J. Kavulich, First Senior Vice President of the Bank	2005 2004 2003	93,981 82,500 79,500	45,000 45,000 38,000	- - -	- - -	1,870 1,540 4,400	- - -	13,654 11,761 10,971

(1)

Cash bonuses are awarded at the conclusion of a fiscal year based upon the Board of Directors’ subjective assessment of the company’s performance as compared to both budget and prior fiscal year performance, and the individual contributions of the officers involved. Mr. Lombardi’s total includes a director’s bonus of $20,000 in 2005, $15,000 in 2004 and $15,000 in 2003.

(2)

The named executive officers did not receive perquisites or other personal benefits during 2005, 2004 or 2003 which, in the aggregate, exceeded $50,000 or 10% of the named executive officers’ salary and bonus earned during the year. Perquisites and other personal benefits which were received by the named executives were valued based on their cost to the company.

(3)

The amounts listed represent stock options granted to the persons listed in the form of qualified incentive stock options which were granted at the fair market value on the date of grant. As of March 31, 2006 (the record date), all options granted prior to 2005 are exercisable and expire ten years after the date on which the award was granted. The options granted in 2005 become exercisable on May 23, 2006, six months after the date of grant, and expire ten years after the date on which the award is granted. All awards have been adjusted to reflect the retroactive effect of the 10% stock dividend paid March 31, 2006.

(4)

For Mr. Lombardi, includes $21,180, $19,062 and $19,428 contributed by the bank pursuant to the Employees’ Profit Sharing Plan for 2005, 2004 and 2003. Also included in Mr. Lombardi’s total are director’s fees of $24,000 in each of 2005, 2004 and 2003 and premiums paid to purchase additional life insurance in the amount of $7,500 in 2005, 2004 and 2003. For Mr. Tulaney, Mr. Champi, Mr. Lance and Mr. Kavulich, represents the amounts contributed by the bank to the Employees’ Profit Sharing Plan in the years shown.

Option Grants in 2005

The following table shows the stock options granted to the company’s named executive officers in 2005, and their potential value at the end of the option’s term, assuming certain levels of appreciation of the company’s common stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS					Potential Realizable Value At Assumed Annual Rate of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARs Granted (#) (2)	Percent of Total Stock Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	5% ($)	10% ($)
J. David Lombardi	2,750	9.80%	$24.14	11/23/15	$41,743	$105,785
Thomas P. Tulaney	1,870	6.67%	$24.14	11/23/15	$28,385	$71,934
Gerard A. Champi	1,870	6.67%	$24.14	11/23/15	$28,385	$71,934
William S. Lance	1,870	6.67%	$24.14	11/23/15	$28,385	$71,934
Stephen J. Kavulich	1,870	6.67%	$24.14	11/23/15	$28,385	$71,934

(1)

The dollar amounts under these columns are the result of calculations at the 5% and the 10% annualized rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the company’s common stock price.

(2)	All options outstanding become immediately exercisable in the event of a change in control.

(3)	All options have been restated to reflect the retroactive effect of the 10% stock dividend paid March 31, 2006.

Stock Options and Stock Appreciation Rights Exercised in 2005 and Year-End Values

The following table reflects the number of stock options and stock appreciation rights exercised by the Named Executive Officers in 2005, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are “in-the-money.” In-the-money stock options are stock options with exercise prices that are below the current stock price because the stock value increased since the date of the grant.

Aggregated Option/SAR Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

			Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
Name	Shares/SARsAcquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)(1)	(#)	(#)	($)	($)
J. David Lombardi	0	$0	35,310	2,750	$531,298	$500
Thomas P. Tulaney	0	0	29,590	1,870	$462,068	$340
Gerard A. Champi	8,000	182,900	23,540	1,870	$354,198	$340
William S. Lance	0	0	19,140	1,870	$280,748	$340
Stephen J. Kavulich	0	0	30,690	1,870	$481,680	$340

(1)	Based upon the difference between the closing price of the common stock on the date or dates of exercise and the exercise price or prices for the stock options or stock appreciation rights.

(2)

Based upon the closing price of the common stock on December 31, 2005 of $24.32 per share, as adjusted for the 10% stock dividend paid March 31, 2006. As of December 31, 2005, no stock appreciation rights were outstanding under the Stock Incentive Plan.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2005. Information is included for both equity compensation plans approved by First National Community Bancorp, Inc. shareholders and equity compensation plans not approved by First National Community Bancorp, Inc. shareholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (1) (2)	Weighted-average exercise price of outstanding options, warrants and rights (1) (2)	Number of shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by First National Community Bancorp, Inc. shareholders	335,170	$10.78	749,680
Equity compensation plans not approved by First National Community Bancorp, Inc. shareholders	0	$0	0
Totals	335,170	$10.78	749,680

(1)

The number of shares to be issued upon exercise of outstanding options and the weighted average exercise price includes any options which will become exercisable within sixty (60) days after December 31, 2005.

(2)

The company’s equity compensation plans include the 2000 Independent Directors Stock Option Plan and the 2000 Employee Stock Incentive Plan which were approved by shareholders on May 16, 2001. All share and per share information has been restated to reflect the retroactive effect of the 10% stock dividend paid March 31, 2006.

Employment Agreement

The bank entered into an employment agreement with Mr. J. David Lombardi, President and Chief Executive Officer effective January 1, 1990, and as amended on September 28, 1994. On July 8, 1998, the company’s Board of Directors approved and adopted an amendment to the employment agreement which added the company as a party to the agreement. This agreement is designed to assist the company and the bank in retaining a highly qualified executive and to help ensure that if the company is faced with an unsolicited tender offer proposal, Mr. Lombardi will continue to manage the company without being unduly distracted by the uncertainties of his personal affairs and thereby will be better able to assist in evaluating such a proposal in an objective manner.

The agreement provides for a base annual salary of $302,500 in 2006. Additional compensation by way of salary increases, bonuses or fringe benefits may be established from time to time by appropriate board action. The agreement does not preclude Mr. Lombardi from serving as a director of the company and the bank or from receiving related fees.

The agreement may be terminated by the company or the bank with or without "just cause" (as defined in the agreement), or upon death, permanent disability, or normal retirement of Mr. Lombardi, or upon the termination of Mr. Lombardi's employment by resignation or otherwise. In the event employment is terminated with "just cause," Mr. Lombardi shall receive salary payments at his then effective base salary, as if his employment had not been terminated, for a period of three months, excluding bonuses or fringe or supplemental payments previously authorized by the Board of Directors. In the event that the employment termination is occasioned by the company or the bank without "just cause,” Mr. Lombardi shall continue to receive each month, for a period of two years from the effective date of termination;

•	his monthly base salary payments from the bank at the rate in effect on the date of the termination;
•	his monthly Board of Directors fees; and
•	one twelfth of the average of the bonuses paid to him over the preceding three years, all computed as if his employment had not been terminated.

If a "change in control" (as defined in the agreement), occurs and as a result thereof, Mr. Lombardi's employment is terminated or his duties or authority are substantially diminished or he is removed from the office of Chief Executive Officer of the reorganized employer, Mr. Lombardi may terminate his employment by giving notice to the company within sixty days of the occurrence of the "change in control." Upon such termination, the company is obligated to pay Mr. Lombardi the total sum of the following:

•	three times his then annual base salary which was in effect as of the date of the change in control;
•	three times his then annual Board of Director's fee; and
•	three times the average of his bonuses for the prior three years.

Subsequent to termination, Mr. Lombardi may not accept employment in any office or branch of any financial institution or subsidiary in Lackawanna County, Pennsylvania for a period of three years, unless such severance was made by the company without "just cause".

Profit Sharing Plan

In 1969, the bank adopted a Profit Sharing Plan which was subsequently amended to comply with the Employee Retirement Income Security Act of 1974, the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of ’86, GUST (GATT, USERRA, SBJPA and TRA’97), EGTRRA (Economic Growth and Tax Relief Reconciliation Act of 2001), and Post-EGTRRA. Under the plan, any employee who has attained the age of twenty-one is eligible to become a plan participant on the earlier of the first day of the seventh month or the first day of the plan year coinciding with or following the date on which he/she has met the eligibility requirement. In no event shall participation commence later than six months after the date an employee satisfies the service requirements.

On January 1, 2003, the Trustees amended the Profit Sharing Plan to include a 401(k) component. This allows all eligible participants to make a voluntary contribution into the retirement plan. During 2005, the eligible participants contributed $75,954. This money is accounted separately from the Profit Sharing contribution since this money and any earnings thereon are fully vested to the participant.

The plan provides for progressive vesting of an employee's interest in the amount accrued to his/her respective Profit Sharing account calculated by the percentage portion of the value of the account which is nonforfeitable based upon years of service.

The vesting schedule is as follows:

Years of Service	Nonforfeitable Percentage
less than 3	0%
3 but less than 4	20%
4 but less than 5	40%
5 but less than 6	60%
6 but less than 7	80%
7 years and at Normal Retirement	100%

Upon normal retirement, death prior to retirement, or permanent disability, the employee is entitled to 100% of the amount credited to his/her account. In the event of voluntary termination or termination for cause prior to the end of three years of continuous employment, the amount credited to the employee's account is forfeited. The maximum amount of the bank's annual contribution is 25% of the aggregate salaries of all participants under the plan, or such other amount as determined by the bank’s Board of Directors considering net profits for the year. In no event may such contribution exceed the amount deductible by the company for federal income tax purposes. During the year ended December 31, 2005, the bank contributed $552,000 to this plan for all participants. The following amounts were contributed on behalf of the individuals named in the summary compensation table: Mr. Lombardi, $21,180, Mr. Tulaney, $21,180, Mr. Champi, $21,180, Mr. Lance, $14,157, and Mr. Kavulich, $13,654. Directors who are not also bank officers or employees are not eligible to participate in this plan.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

The full board of directors advises our Chief Executive Officer on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Stock Option Administration Committee is responsible for the administration of the company’s Stock Incentive Plan and the Independent Directors Stock Option Plan.

This report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CHIEF EXECUTIVE OFFICER COMPENSATION

Compensation for Mr. Lombardi’s services as President and Chief Executive Officer is paid under the terms of an employment agreement between the company and Mr. Lombardi. The terms of the employment agreement are described under “Employment Agreement” above. In determining appropriate types and amounts of compensation for the CEO each year, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation include the financial performance of the company, including return on stockholders’ equity, return on assets, asset quality and trends in the foregoing measures, the performance of the company’s stock price, comparative results achieved by the company’s peer group institutions, and progress in realizing the company’s long-term business plan. Individual factors include the CEO’s initiation and implementation of successful business strategies, formation of an effective management team and various personal qualities, including leadership. In addition to his base salary, Mr. Lombardi received a $360,000 bonus in 2005. Salaries and annual bonuses paid to Mr. Lombardi in the past three years and equity-based awards granted to him over this period are set forth in the Summary Compensation Table on page 13 of the proxy statement. The Board of Directors considers the amounts paid to Mr. Lombardi for his services to the company and to the bank to be reasonable in light of the responsibilities performed by Mr. Lombardi during 2005. Mr. Lombardi does not participate in the Board’s determination of his own compensation.

COMPENSATION POLICY FOR EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER

The Board of Director’s fundamental policy is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. The Board’s objective is to have a portion of each executive officer’s compensation contingent upon our performance as well as upon each executive officer’s own level of performance. Therefore, the compensation package for each executive officer is comprised of three different elements:

•	base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry;

•	cash bonuses which reflect the achievement of performance objectives and goals; and

•	long-term stock-based incentive awards which strengthen the mutuality of interest between the executive officers and our shareholders.

Factors. The principal factors that the Board of Directors considered with respect to each executive officer’s compensation for fiscal 2005 are summarized below. The Board of Directors may, however, in its discretion, apply entirely different factors for executive compensation in future years.

•

Base Salary. The base salary for each executive officer was determined on the basis of the following factors: experience, expected personal performance, the salary levels in effect for comparable positions within and without the industry, internal base salary comparability considerations and the responsibilities assumed by the executive. The weight given to each of these factors differed from individual to individual, as the Board of Directors believed appropriate.

•

Bonus. Bonus represents the variable component of the executive compensation program that is tied to our performance and individual achievement. Our policy is to base a significant portion of our executive officer’s cash compensation on bonus. In determining bonuses, the Board of Directors considers factors such as relative performance of the company during the year and the individual’s contribution to our performance, the need to attract, retain and motivate high quality executives as well as the degree to which the executive officer met or exceeded certain objectives established for him/her.

•

Long-term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer’s current position with the company, the size of comparable awards made to individuals in similar positions within the industry and the individual’s personal performance in recent periods. However, the Board of Directors does not adhere to any specific guidelines as to the granting of options to our executive officers. Options to acquire an aggregate of 28,050 shares of our common stock, were granted to executive officers in fiscal 2005, after adjusting for the 10% stock dividend paid March 31, 2006.

INTERNAL REVENUE CODE LIMITS ON THE DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2005, this provision has not limited our ability to deduct executive compensation, but the Board of Directors will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation. The First National Community Bancorp, Inc. Stock Incentive Plan has been designed, and, to the extent deemed advisable by the Stock Option Administration Committee, will be administered in a manner that will enable the company to deduct compensation attributable to options and without regard to such deduction limitation.

We believe that our compensation philosophy of paying our executive officers with competitive salaries, cash bonuses and long-term incentives, as described in this report, serves the best interests of First National Community Bancorp, Inc. and its shareholders.

BOARD OF DIRECTORS

Louis A. DeNaples, Chairman	Dominick L. DeNaples
Michael J. Cestone, Jr.	Joseph J. Gentile
Michael G. Cestone	Joseph O. Haggerty
Joseph Coccia	J. David Lombardi
William P. Conaboy	John P. Moses
Michael T. Conahan	John R. Thomas

Board of Directors Interlocks and Insider Participation

J. David Lombardi, President and Chief Executive Officer of the company and the bank, is a member of both Boards of Directors. Mr. Lombardi makes recommendations to the Board of Directors regarding employee compensation. Mr. Lombardi does not participate in conducting his own review. The entire Board of Directors votes to establish and approve the company’s compensation policies.

STOCK PERFORMANCE GRAPH AND TABLE

The following graph and table compare the cumulative total shareholder return on the company’s common stock during the period December 31, 2000, through and including December 31, 2005, with

•	the cumulative total return for all stocks traded on the NASDAQ Composite index

•	the cumulative total return on the SNL Securities Corporate Performance Index for banks with assets between $500 million and $1 billion.

The comparison assumes $100 was invested on December 31, 2000, in the company’s common stock and in each of the stated indices and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table on page 23 is not necessarily indicative of future performance.

First National Community Bancorp, Inc.

Total Return Performance

	Period Ending
INDEX	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
First National Community Bancorp, Inc.	100.00	113.21	134.42	208.96	373.67	405.70
NASDAQ Composite Index	100.00	79.18	54.44	82.09	89.59	91.54
SNL $500M-$1B Bank Index	100.00	129.74	165.63	238.84	270.66	282.26

(*)	Source: SNL Financial LC, Charlottesville, VA © 2006

(**)	SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.

Assumes a $100 investment on December 31, 2000 and reinvestment of all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no material transactions between the company or the bank, nor any material transactions proposed, with any director or executive officer of the company or the bank, or any affiliate of the foregoing persons. The company and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the company and the bank and their affiliates on comparable terms and with similar interest rates as those prevailing from time to time for other bank customers. Total loans outstanding from the bank at December 31, 2005, to the company’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more were $23,931,000 or 28% of the bank’s total equity capital. Loans to these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 31, 2006, to the above described group was $27,877,000.

PRINCIPAL OFFICERS OF THE COMPANY

The following table sets forth, as of March 31, 2006, selected information about the principal officers of the company, each of whom is elected by the Board of Directors and each of whom holds office at the Board’s discretion.

Name	Office and Position with the Company	Held Since	Number of Shares Beneficially Owned(1)	Age as of March 31, 2006
Louis A. DeNaples	Chairman of the Board	1998	1,217,615	65

J. David Lombardi	President and Chief Executive Officer	1998	125,559	57

Michael J. Cestone, Jr	Secretary	1998	165,459	74

William S. Lance (2)	Treasurer	1998	25,884	46

(1) All shares are owned individually or jointly with a spouse unless otherwise indicated.

For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Principal Officers and Nominees” on page 5.

(2)	Includes 21,010 exercisable stock options.

PRINCIPAL OFFICERS OF THE BANK

The following table sets forth, as of March 31, 2006, selected information about the principal officers of the bank, each of whom is elected by the Board of Directors and each of whom holds office at the Board’s discretion.

Name	Office and Position with the Bank	Held Since	Employee Since	Beneficially Owned (1)	Age as of March 31, 2006
Louis A. DeNaples (2)	Chairman of the Board	1988	(2)	1,217,615	65

J. David Lombardi	President and Chief Executive Officer	1988	1981	125,559	57

Gerard A. Champi (3)(4)	Executive Vice President	1998	1991	42,077	45

Thomas P. Tulaney (5)(6)	Executive Vice President	1998	1994	31,806	46

Stephen J. Kavulich (7)(8)	First Senior Vice President	1998	1991	89,794	60

William S. Lance (9)(10)	First Senior Vice President	1999	1991	25,884	46

(1)	All shares are owned individually or jointly with a spouse unless otherwise indicated.

For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Principal Officers and Nominees” on page 5.

(2)	Mr. Louis A. DeNaples is a non-employee member of the Board of Directors of the bank.

(3)	Mr. Champi is the Retail Sales Division Manager.

(4)	Includes 25,410 exercisable stock options, 3,245 shares held in street name and 1,261 shares as custodian for his minor children.

(5)	Mr. Tulaney is the Commercial Sales Division Manager.

(6)	Includes 12,210 exercisable stock options and 19,377 shares held in street name.

(7)	Mr. Kavulich is the Loan Administration/Compliance Division Manager.

(8)	Includes 32,560 exercisable stock options, 32,922 shares held individually by his spouse and 11,402 shares held as custodian for his children.

(9)	Mr. Lance is the Finance Control Division Manager.

(10)	Includes 21,010 exercisable stock options.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT AUDITORS

On December 7, 2005, the Audit Committee selected Demetrius & Company, L.L.C., certified public accountants, as the principal independent auditor of the company for the year 2006, a capacity in which it has served since 1997.

Although shareholder approval of the selection of the independent auditor is not required by law, the company has determined that it is desirable to request the ratification of the shareholders of the Audit Committee’s appointment of Demetrius & Company, L.L.C. as the company’s independent auditor for the year ending December 31, 2006. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such determination as would be in the company’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the company’s and its shareholders’ best interests.

Representatives of Demetrius & Company, L.L.C. are expected to be present at the Annual Meeting of Shareholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

INDEPENDENT AUDITORS

Demetrius & Company, L.L.C., Certified Public Accountants, of Wayne, New Jersey, has been appointed as the company’s independent auditor for the fiscal year ending December 31, 2006. Services for 2006 will include an audit and opinion on the company’s consolidated financial statements as well as a review of the schedules to be included in the company’s Form 10-K to be filed with the Securities and Exchange Commission. All professional services rendered by Demetrius & Company, L.L.C. will be furnished at customary rates and terms after Board approval. Demetrius & Company, L.L.C. served as the company’s independent auditors for the 2005 fiscal year.

Aggregate fees billed to the company and the bank by the independent auditors for services rendered during the years ended December 31, 2005 and 2004, were as follows:

	2005	2004
Audit Fees	$44,800	$43,900
Audit Related Fees	$ 9,500	$ 7,500
Tax Fees	$ 4,000	$ 3,000
All Other Fees	$ 5,000	$ 4,500

Audit Fees include fees billed for professional services rendered for the audit of annual financial statement and fees billed for the review of financial statements included in the company’s Forms 10-Q or services that are normally provided by Demetrius & Company in connection with statutory and regulatory filings or engagements.

Audit Related Fees include fees billed for assurance and related services by Demetrius & Company that are reasonably related to the performance of the audit or review of the registrants financial statements and are not reported under the Audit Fees section of the table above. These services include the examination of the company’s management report regarding Internal Control and Compliance with Designated Laws and Regulations.

Tax Fees include fees billed for professional services rendered by Robert Rossi & Co. for tax compliance, tax advice and tax planning. These services include the preparation of 2005 and 2004 tax returns.

All Other Fees include fees billed for products and services provided by Demetrius & Company and Robert Rossi & Co., other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above. These include examination of management’s assertion regarding compliance with minimum services standards and preparation of audited financial statements for the company’s profit sharing plan.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Demetrius & Company’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has a policy for the pre-approval of services provided by the independent auditors. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. None of the services related to the Audit Related Fees, Tax Fees, or All Other Fees described above was approved by the Audit Committee pursuant to the pre-approval waiver provisions set forth in applicable SEC rules.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors, executive officers and shareholders who beneficially own more than 10% of the company’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2005.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the meeting other than as stated in the Notice of Meeting. However, if other matters properly come before the meeting, the shares of common stock represented by the signed proxies will be voted in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

ADDITIONAL INFORMATION

A copy of the company’s annual report to shareholders for its fiscal year ended December 31, 2005, was mailed on March 27, 2006. Any shareholder may obtain additional copies of the company’s Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, from our website at www.fncb.com or via email at fncb@fncb.com. This information may also be obtained by submitting a written request to William S. Lance, Treasurer, 102 East Drinker Street, Dunmore, Pennsylvania 18512.

In accordance with Securities Exchange Act Rule 14a-3(3)(1), in the future, First National Community Bancorp, Inc. intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. This method of delivery is known as “householding”. Upon written or oral request, the company will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders can notify the company by writing or calling William S. Lance, Treasurer of First National Community Bancorp, Inc. at 102 E. Drinker Street, Dunmore, PA 18512 or (570) 346-7667 and inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. In addition, if you are receiving multiple copies of the company’s annual report or proxy statement, you may request that we deliver only a single copy of annual reports or proxy statements by notifying us at the above address or telephone number.